EXHIBIT 10.1

Portions  of  this  exhibit  have  been  omitted   pursuant  to  a  request  for
confidential  treatment.  The  omitted  portions,   marked  "[***]",  have  been
separately filed with the Securities and Exchange Commission.


                                    TRW / SCI
                               MULTIYEAR AGREEMENT


                           INCLUDES:

                           -        PURCHASE AGREEMENT

                           -        ASCI REVISION "D" DRAFT

                           -        J. AIELLO PCN LOG

                           -        TERMS AND CONDITIONS

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                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of the 1st day of April, 1996, by and between TRW VEHICLE SAFETY SYSTEMS INC. ("VSSI"), a Delaware corporation, TRW INC., an Ohio corporation, acting for and on behalf of its TRW Safety Systems/Mesa operations ("Mesa") (VSSI, TRW Inc. and Mesa being collectively referred to herein as "Buyer"), and SAFETY COMPONENTS INTERNATIONAL INCORPORATED ("Seller") a Delaware corporation, for the purpose of establishing the terms and conditions on which Buyer will purchase from Seller and Seller will sell automotive airbag cushion assemblies ("Product").

         Buyer and Seller agree as follows:

                              1.0 VOLUME AND PRICE

         1.1      Volume and Price

                  (a) Buyer will purchase from Seller its requirements for Product as described in Exhibit 1 hereto in accordance with the terms and conditions set forth in Exhibit 1 for the identified calendar years, provided that Seller's prices, delivery, technology and quality remain competitive.

                  (b) The associated volume estimates set forth in Exhibit 1 (the "Volume Estimates") are provided solely for Seller's planning purposes and do not constitute a commitment or obligation of any kind on the part of Buyer to purchase such quantities. However, Seller shall maintain the capacity to manufacture and ship twenty-five percent (25%) more than the Volume Estimates in each calendar year.

                  (c) The Volume Estimates do not, in and of themselves, authorize Seller to procure raw materials, manufacture Product or build inventories in advance of Seller's receipt of Buyer's Releases (as defined below), other than as stated in Section 2.4 below.

                  (d) Seller will supply all Product ordered by Buyer up to a maximum of one hundred twenty-five percent (125%) of the Volume Estimates for each calendar year.

                        2.0 RELEASES AND SUPPLY OF GOODS

         2.1 Releases: Unless in Buyer's judgment supply frequency requirements dictate otherwise, Buyer will issue to Seller bi-weekly releases, in the form specified by Buyer ("Releases"), consisting of a Shipping Authorization (as described in Section 2.2) and the Material Planning & Authorization (as described in Section 2.3). If there is any conflict in the terms of Releases, the most recent Release will prevail; provided, however, that Seller will be fully compensated hereunder for its actions in supplying Product identified by a Shipping Authorization, in fabricating Product pursuant to a Fabrication Authorization (as described in Section 2.3) and in procuring materials pursuant to a Raw Material Authorization (as described below) taken or committed to prior to the receipt of such later Release.

         2.2 Shipping Authorization: Each Shipping Authorization will authorize Seller to ship specified quantities of Product for arrival at the location designated by Buyer on specified due dates. Those quantities identified by a Shipping Authorization will be the only quantities Seller is authorized to deliver to Buyer.

         2.3 Material Planning & Authorization: Each Material Planning & Authorization will state the following information:

                  (a) the quantities of Product that Seller will be authorized to fabricate ("Fabrication Authorization").

                  (b) the quantities of Product for which Seller will be authorized to procure the necessary raw materials ("Raw Material Authorization"). Buyer will have no obligation for any fabrication with respect to the materials procured pursuant to such Raw Material Authorization, other than as has been authorized by a Fabrication Authorization.

         2.4 Finished Goods Inventory: Seller will maintain at its sole expense finished goods inventory consisting of two (2) weeks' supply of the Product as estimated on Buyer's latest Material Planning and Authorization (the "Finished Goods Inventory"). Buyer at its option may draw down such inventory and in such event Seller will have a reasonable time in which to replenish the Inventory. The Finished Goods Inventory will be maintained at ASCI's Otay facility in Mesa, Arizona.

         2.5 Deliveries: Seller will deliver all Product in the quantities and on the dates specified by Shipping Authorization unless any variance thereto is agreed in writing by Buyer. Seller will bear all expenses, losses or costs reasonably incurred by Buyer as a result of any failure by Seller to deliver
Product in accordance with any Shipping Authorization. Seller will deliver Product on either of the following trade terms designated by Buyer and in accordance with the method of shipment (such as sea, air, rail or truck) designated by Buyer:

                  (a) C.I.F. (Incoterms 1980) with All Risks Insurance, named port of destination; or

                  (b) Delivered Duty Paid (Incoterms 1980), named place of destination.

         Seller will separately invoice Buyer for the following (collectively, the "Delivery Charges"): (i) freight to the named port or place of destination,
(ii) export licenses, export taxes and export fees, (iii) premium, if any, incurred for the Insurance of Product during shipment, (iv)

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loading and unloading  costs, if any, and (v) if Buyer has designated  Delivered
Duty Paid trade terms, import licenses, import duties, import taxes and import fees.

         2.6 Notification of Inability to Deliver: Seller will immediately notify Buyer of any inability to supply Product in accordance with the terms of a Shipping Authorization. Seller may be required by Buyer to submit a plan to prevent reoccurrence of such inability. Buyer may take such action as it deems necessary to prevent reoccurrence, including increasing the required size of the Finished Goods Inventory.

         2.7 Invoices: Seller may not submit invoices to Buyer until after shipment to Buyer of the Product to which such invoices relate. All invoices must include purchase order number, TRW part number, Release number, quantity shipped and date of shipment. Payment will be due from Buyer within thirty (30) days of invoice date but Buyer will be entitled to a one percent (1%) discount if payment is made within ten (10) days of Buyer's receipt of Seller's Invoice.

                           3.0 QUALITY/PROCESS CONTROL

         3.1 Specifications: Product will conform in all respects with all Buyer drawings and specifications identified on purchase orders or Releases issued by Buyer from time to time under this Agreement (the "Specifications").

         3.2 Compliance with Quality Control Standards: Seller will comply with Buyer's Supplier Development Program Manual QPS-0100, Revision F, dated June 1995, and all amendments and supplements thereto and all restatements thereof (the "Quality Manual"), the provisions of which are hereby incorporated herein by reference. Seller acknowledges that it has previously received a copy of the Quality Manual.

         3.3 Compliance with Law: All Product supplied under this Agreement are to be manufactured and shipped in accordance with all applicable local, state and federal laws and regulations.

                        4.0 GENERAL TERMS AND CONDITIONS

         The provisions of this Agreement include the General Terms and Conditions of Purchase which appear on the reverse side of Buyer's purchase order form (the "Terms and Conditions"), a copy of which is attached as Attachment B to Exhibit 1 hereto, and which are hereby incorporated herein by this reference. In the event of any conflict between the provisions of this Agreement and Exhibit 1 hereto or the Terms and Conditions, the provisions of this Agreement will govern. This Agreement, together with Exhibit 1 hereto and the Terms and Conditions, is in lieu of and overrides any contrary term or condition, preprinted or otherwise, that may appear on any form used (a) by Buyer to purchase, offer to purchase, or to confirm the purchase of any Product or (b) by Seller to acknowledge such purchase, offer or confirmation.

                                 5.0 TERMINATION

         5.1 Termination Without Cause: Buyer, at its option, may terminate this Agreement on at least ninety (90) days' prior written notice to Seller.

         5.2 Termination For Cause: Buyer may terminate this Agreement upon the occurrence of any of the following events ("Default"):

                  (a)  Seller's   failure  to  comply  with  any  term  of  this
         Agreement; or

                  (b) Seller's insolvency, bankruptcy or dissolution; or

                  (c) Seller's failure to give Buyer, upon request, reasonable assurances of Seller's future performance; or

                  (d) Any other event which causes reasonable doubt as to Seller's ability to render due performance hereunder.

                            6.0 EFFECT OF TERMINATION

         6.1 Seller's Obligation Upon Termination Without Cause: Upon Buyer's termination of this Agreement pursuant to Section 5.1 above, Seller will, unless otherwise directed by Buyer, (a) immediately terminate all work under this Agreement; (b) transfer title and deliver to Buyer all finished Product conforming to Buyer's Specifications, work in process (provided that Buyer authorized the fabrication of such work in process by a Fabrication Authorization) and raw material (provided that Buyer authorized the procurement of such Raw Material by a Raw Material Authorization); and (c) take all action necessary to protect property in Seller's possession in which Buyer has or may acquire an interest and, if requested, return such property.

         6.2 Buyer's Obligation Upon Termination Without Cause: Upon Buyer's termination of this Agreement pursuant to Section 5.1 above, Buyer will pay to Seller an amount equal to the sum of: (a) the contract price for all finished Product transferred and delivered to Buyer in accordance with clause (b) of
Section 6.1; plus (b) Seller's actual cost of the work in process and raw materials transferred and delivered to Buyer in accordance with clause (b) of
Section 6.1, provided that Buyer's obligations under this clause may not exceed the obligation Buyer would have had to Seller in the absence of termination.

         6.3 Seller's Claim Period: Seller will submit to Buyer promptly, but not later than sixty (60) days from the effective date of termination, its claim for payment pursuant to Section 6.2 ("Termination Claim"). If Seller fails to submit its Termination Claim within such period, Buyer may determine on the basis of information available to it the amount, if any, due Seller with respect to the termination and such determination will be final and binding on Seller.

         6.4 Access to Records: Buyer will have access to Seller's premises and records, prior and subsequent to payment, to verify the Termination Claim.

         6.5 Buyer's Obligation Upon Termination for Cause: Buyer will have no obligation to Seller if this Agreement is terminated by Buyer because of the occurrence of a Default.

         6.6 Exclusive Remedy: Section 6.0 is a complete statement of Seller's Recoverable damages related to Buyer's termination of this Agreement with or without cause. Seller hereby waives all other direct, indirect, consequential, incidental, or other damages (including lost profits) for Buyer's termination of this Agreement, even if Buyer has been advised of the possibility of such damages.

         6.7 Surviving Rights and Obligations: Termination of this Agreement will not terminate vested rights or relieve either party from due performance of all Obligations which by their nature continue after the termination of this Agreement, including, but not limited to, the following paragraphs of the Terms and Conditions:

               Paragraph 5               Product Warranties

               Paragraph 6               Product Indemnification

               Paragraph 7               Infringement Indemnification

               Paragraph 13              Proprietary Information--
                                         Confidentiality--Advertising

               Paragraph 14              License to Repair; Use of Copyrighted
                                         Materials

               Paragraph 15              Indemnity/Insurance


                              7.0 MERGER/AMENDMENT

         This Agreement supersedes all prior agreements and understandings between the parties respecting the subject matter hereof. The provisions of this Agreement may not be amended, supplemented or otherwise modified except by a written agreement signed by an authorized individual for each party.

                                  8.0 HEADINGS

         Section headings used in this Agreement are for convenience only and are not a part of this Agreement for any other purpose.

                                9.0 GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the State of Michigan. The parties hereto stipulate that any litigation which relates to this Agreement or the transactions contemplated hereby may only be filed in the United States District Court for the district in which Buyer's principal place of business is located, except that if such court lacks subject matter jurisdiction, any such action may be filed in a court of the State of Michigan having subject matter jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

TRW VEHICLE SAFETY SYSTEMS                  SAFETY COMPONENTS
INC.                                        INTERNATIONAL INCORPORATED

By:                                         By:

Title:                                      Title:

Date:                                       Date:



TRW INC.

By:

Title:

Date:

The information marked by "[***]" has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

Draft for Airbag Purchase Agreement - Revision "D" - July 12, 1996 Page 1


                                    EXHIBIT 1



This Airbag Purchase Agreement is entered into this 1st day of April, 1996 by and between TRW VEHICLE SAFETY SYSTEMS INCORPORATED, a Delaware Corporation ("TRW") and SAFETY COMPONENTS INTERNATIONAL INCORPORATED, a Delaware Corporation ("SCI"), acting on behalf of its Automotive Safety Components International Division ("ASCI"), for the purpose of establishing the terms and conditions on which TRW will purchase from ASCI and ASCI will supply automotive airbag cushion assemblies ("Product").

1.       GENERAL (BASIS FOR MULTI-YEAR AGREEMENT)

         1.1 The long term agreement will consist of a four year contract for calendar years 1996, 1997, 1998 and 1999.

         1.2 [In calendar year 1996, ASCI has established new product pricing that when multiplied by operations planning volumes (OPV's) will yield cost savings of [***] In addition to these savings, ASCI has agreed to provide an addition [***] which will be paid in the form of [***] Total savings for calendar year 1996 shall be [***] provided O.P. Volumes are met. TRW shall realize greater savings if [***] [***] lesser savings if [***] [***]. A [***] will be made to each individual product at the end of the calendar year which will account for the [***] to provide a starting basis for calendar year 1997. Payments for Calendar Year 1996 savings shall be made on or before December 15, 1996.

         1.3 Contributing factors inclusive in calendar year 1996 Cost Reductions shall include peso devaluation benefits, productivity improvements, overhead reduction, off-all scrap savings, freight savings and ASCI cost reduction projects which were identified as part of the Calendar Year 1996 Cost Reduction directive.

         1.4 The following programs have been identified as Calendar Year 1996 Cost Reduction directive programs. [***] of the savings from these [***] programs are [***] in the 1996 cost reduction to TRW, and are not eligible for Value Analysis (V.A.) savings:

The information marked by "[***]" has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

Draft for Airbag Purchase Agreement - Revision "D" - July 12, 1996 Page 2

                  1.4.1             [***]
                                     ---
                  1.4.2             [***]
                                     ---
                  1.4.3             [***]
                                     ---
                  1.4.4             [***]
                                     ---
                  1.4.5             [***]
                                     ---
                  1.4.6             [***]
                                     ---
                  1.4.7             [***]
                                     ---

Please Note: Should current program products change from stated Part Number and Revision Level stated in Attachment "A", provisions Stated in Section 5 "PRODUCT DESIGN CHANGES" will apply.

         1.5 [The following programs have been identified as Calendar Year 1996 Cost reduction directive programs. [***] of the savings from these [***] programs are [***] in the 1996 cost reduction to TRW, the other [***] will be provided to TRW as additional Value Analysis (V.A.) savings:

                  1.5.1             [***]
                  1.5.2             [***]

         1.6 In Calendar Years 1997, 1998, and 1999, Value Analysis program savings will be evenly split between ASCI and TRW after ASCI has been reimbursed for cost of implementation.

         1.7 ASCI shall maintain all current business (platforms/volumes) presently held by ASCI, Ensenada and will receive replacement business for current programs through calendar year 1999 provided that TRW is awarded the replacement business by their customers, and as long as ASCI remains competitive. Please see Attachment "A" for current platform program designations and associated volumes.

         1.8 [In calendar year 1997, ASCI will reduce the price of each individual product to yield the annual cost savings. The starting basis will be from [***] [***] product prices which will include the [***]. Each product price will be reduced by [***]of ASCI valued added services, where value added will be defined as [***] [***]. The new adjusted product pricing will go into effect by no later than 1/15/97 following agreement from both parties on [***].]

The information marked by "[***]" has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

Draft for Airbag Purchase Agreement - Revision "D" - July 12, 1996 Page 3

         1.9 [In calendar year 1998, ASCI will reduce the price of each individual product to yield the annual cost savings. The starting basis will be from [***] [***] product prices. Each product price will be reduced by [***]of ASCI valued added services, where value added will be defined as [***] [***]. The new adjusted product pricing will go into effect by no later than [***] following agreement from both parties on [***].]

         1.10 [In calendar year 1999, ASCI will reduce the price of each individual product to yield the annual cost savings. The starting basis will be from [***]. [***] product prices. Each product price will be reduced by [***]of ASCI valued added services, where value added will be defined as [***] [***]. The new adjusted product pricing will go into effect by no later than [***] following agreement from both parties on [***].]

         1.11 In calendar years 1997, 1998 and 1999, should the aggregate total of passenger and driver cushions exceed the volumes listed in Attachment "A" [***] [***], TRW will continue to enjoy the per unit savings from each product purchased above the listed volumes.

         1.12 [In calendar years 1997, 1998 and 1999, should the aggregate total of passenger and driver cushions fall below the volumes listed in Attachment "A" [***] TRW will realize the per unit savings from each unit purchased, however will fall short of total savings anticipated for the calendar year based upon original O.P.
                  Volume.]

         1.13 Cost savings realized from product manufacturing in China are not included in savings calculations. Amendment(s) for "China Bag" manufacturing may be forthcoming.

         1.14 "Terms and Conditions of Purchase" for this agreement have been provided, see Attachment "B". Because the savings commitments provided by ASCI are tied to production orders from TRW over a four year period, the following altered language for Section 10 -- Termination for Convenience, shall apply:

                  1.14.1 Termination for Convenience: Buyer, at its option may terminate this Agreement on at least ninety (90) days' prior written notice to Seller.

The information marked by "[***]" has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

Draft for Airbag Purchase Agreement - Revision "D" - July 12, 1996 Page 4

                  1.14.2   Effect of Termination

                  1.14.2.1 Seller's Obligation Upon Termination for Convenience:

                                    Upon Buyer's  termination  of this Agreement
                                    pursuant  to Section  1.14.1  above,  Seller
                                    will,  unless  otherwise  directed by Buyer,
                                    (a)  immediately  terminate  all work  under
                                    this  Agreement;   (b)  transfer  title  and
                                    deliver  to  Buyer  all   finished   Product
                                    conforming to Buyer's Specifications work in
                                    process  (provided that Buyer authorized the
                                    fabrication  of such  work in  process  by a
                                    Fabrication  Authorization) and raw material
                                    (provided   that   Buyer    authorized   the
                                    procurement  of such Raw  Material  by a Raw
                                    Material Authorization); and (c) take all action necessary to protect property in Seller's possession in which Buyer has or may acquire an interest and, if requested, return such property.

                  1.14.2.2  Buyer's Obligation Upon Termination for Convenience:

                                    Upon Buyer's  termination  of this Agreement
                                    pursuant to Section  1.14.2.1  above,  Buyer
                                    will pay to Seller  an  amount  equal to the
                                    sum  of:  (a)  the  contract  price  for all
                                    finished  Product  transferred and delivered
                                    to Buyer in  accordance  with  clause (b) of
                                    Section  1.14.2.1;  plus (b) Seller's actual
                                    cost  of  the  work  in   process   and  raw
                                    materials transferred and delivered to Buyer
                                    in  accordance  with  clause  (b) of Section
                                    1.14.2.1,  provided that Buyer's obligations
                                    under   this   clause  may  not  exceed  the
                                    obligation Buyer would have had to Seller in
                                    the  absence of  termination.  In  addition,
                                    Buyer  shall  reimburse  Seller for all cost
                                    savings  provided  to Buyer  within a twelve
                                    month  period from the time of  termination.
                                    (previously   read   "...outlined   in  this
                                    agreement up to and including that offered for Calendar Year 1996.)

                           1.14.2.3  Seller's Claim Period

                                    Seller  will submit to Buyer  promptly,  but
                                    not  later  than  sixty  (60)  days from the
                                    effective date of termination, its claim for
                                    payment   pursuant   to   Section   1.14.2.2
                                    ("Termination Claim"). If Seller fails

The information marked by "[***]" has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

Draft for Airbag Purchase Agreement - Revision "D" - July 12, 1996 Page 5

                                    to submit its Termination  Claim within such
                                    period,  Buyer may determine on the basis of
                                    information  available to it the amount,  if
                                    any,   due  Seller   with   respect  to  the
                                    termination and such determination will be final and binding on Seller.

2.       CALENDAR YEAR 1996 COST REDUCTION PAYOUT (PAID BY ASCI.)

         2.1 [TRW will receive cost reduction benefits from reduced product prices totaling [***] provided O.P. Volumes are met. In addition, a one time management challenge benefit of [***] will be provided.]

         2.2 New product prices will be put into effect on April 1, 1996. These prices will be those listed in Attachment "A". TRW should adjust current purchase orders to reflect these prices.

         2.3 ASCI will provide the balance of the cost reductions (from the one time management challenge) via additional product price reductions or lump sum distribution on or before December 15, 1996.

3.       PRICING FORMULA

         3.1 TRW shall maintain control of material pricing for the product including [***].

         3.2 The G&A and Profit (which will not exceed [***]) will be established at the time of platform bid acceptance by TRW. The profit will [***] throughout the existence of that particular product part number, regardless of changes in material or labor pricing. The base G&A value will be reduced by [***] in line with provisions stated in Sections 1.8, 1.9 and 1.10 (for second, third and fourth year of a multi-year program), however, the G&A value will [***] due to changes in material or labor pricing.

         3.3 Any price adjustments for material (either upward or downward) will be calculated by using the [***] cost multiplied by the [***].

         3.4 [***] will be applied to the total manufacturing cost. The scrap value will vary with changes in material and labor costs.

The information marked by "[***]" has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

Draft for Airbag Purchase Agreement - Revision "D" - July 12, 1996 Page 6

         3.5 Freight costs (inbound raw materials and outbound product to the ASCI San Diego, CA finished goods Distribution Center) are currently a [***] [***] and will continue to be so.

         3.6 The variable overhead (burden on labor - Peso based overhead component) will be calculated at [***] of direct labor cost and will be displayed as a separate line item.]

         [3.7 The fixed overhead (US Dollar based overhead component) will be displayed as a separate line item.

         3.8 Individual purchased materials will be listed with their associated costs.

         3.9      Fabric cost and utilization values will be provided.

         3.10 Given reasonable notice, TRW shall have the right to audit material pricing information, freight cost information, scrap percentage information and material utilization information. ASCI will cooperate and support TRW in these audit proceedings.

         3.11 Sample product pricing breakdown sheets will be provided for each program covered under this agreement, by no later than December 15, 1996.]

4.       ANNUAL SAVINGS FOR CALENDAR YEARS 1997, 1998 AND 1999
         -----------------------------------------------------

         4.1 Savings will be calculated as a fixed percentage of direct labor cost, variable overhead cost (burden on labor), fixed overhead cost (ASCI Value Added) and G & A cost only.

         4.2 The fixed percentage used for savings will be determined by that outlined in Sections 1.4 through and including Section
                  1.8 of this document.

         4.3 Contributing factors inclusive in these savings totals shall include peso devaluation benefits, productivity improvements, overhead reductions, freight savings, off-all scrap savings and 50% of value analysis (V.A.) benefits not listed in Sections 1.4 and 1.5 (the other 50% from V.A. benefits will be provided to TRW as additional savings for each specific program).

The information marked by "[***]" has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

Draft for Airbag Purchase Agreement - Revision "D" - July 12, 1996 Page 7

5.       NEW BUSINESS

         5.1 All new business will be presented using the newly described pricing formula described in Section 3.

         5.2 Price of labor, overheads (both variable and fixed), G & A and profit will remain constant for the first year of production (from Production Ramp date), providing no design alterations have been made.

         5.3      Price   reductions  for  additional  years  will  follow  that
                  described in Section 4.

6.       PRODUCT DESIGN CHANGES

         6.1 Should a design alteration occur on an existing product, and the level of the design change requires that a new part number be assigned, for purposes of this agreement the new design will be treated as "New Business" and will follow that outlined in Section 5.

         6.2 Should a design alteration occur on an existing product, and the level of the design change not require that a new part number be assigned, the cost differential for this product will be determined through the use of the new Pricing Formula described in Section 3. Savings from this design change, provided it is not included in Sections 1.4 and 1.5, will be provided to TRW. Design change items inclusive in Section 1.4 and 1.5 have been included in the Calendar Year 1996 Cost Reduction total by ASCI.

         6.3 Savings resulting from Product design changes recommended by ASCI personnel will be split evenly between TRW and ASCI.

7.       PESO ADJUSTMENT/MEXICAN GOVERNMENT MANDATED LABOR
         INCREASES

         7.1 For Calendar Years 1996, 1997, 1998 and 1999, TRW will not receive benefit or loss for Mexican Peso fluctuations, nor will existing product prices listed in Attachment "A" be effected by Mexican Government Mandated Wage increases.

The information marked by "[***]" has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

Draft for Airbag Purchase Agreement - Revision "D" - July 12, 1996 Page 8

8.       AMENDMENTS TO PREVIOUSLY EXECUTED AIRBAG PURCHASE
         AGREEMENT(S)

         8.1 Once executed, this Agreement will supersede all previous agreement, either written or oral.

The information marked by "[***]" has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

Draft for Airbag Purchase Agreement - Revision "D" - July 12, 1996 Page 9

                                  ATTACHMENT A

                                Draft of 5/29/90



                                  ATTACHMENT B

                                Draft of 5/29/90

                        TERMS AND CONDITIONS OF PURCHASE


         "Buyer" means the TRW Safety Systems/Mesa operation of TRW Inc. and TRW Vehicle Safety Systems Inc.; "Buyer's Terms" means the terms and conditions on the face and back of this order and any other terms and conditions specifically incorporated herein by reference; "Seller" means the vendor shown on the face of this order; and "Goods" means the products of Seller shown on the face of this order and all raw materials, components, tooling, equipment and supplies to be delivered by and all services to be provided by Seller hereunder.

1. Acceptance: (a) Seller will be deemed to have accepted this order when Seller returns the acknowledgment copy of this order or begins performance under this order. Seller's acceptance is limited to acceptance of Buyer's Terms. Buyer hereby objects to and rejects any proposal by Seller for additional or different terms. If Seller proposes additional or different terms which relate to the description, quantity, price or delivery schedule of the Goods, Seller's proposal will operate as a rejection of Buyer's offer; in all other cases, Seller's proposal will be deemed a material alteration of Buyer's Terms, and Buyer's Terms will be deemed accepted by Seller without Seller's additional or different terms.

         (b) If this order is deemed an acceptance of Seller's prior offer, Buyer's acceptance is limited to Buyer's Terms. Any proposal by Seller for additional or different terms or any attempt to modify Buyer's Terms will be deemed a material alteration of Buyer's Terms, and Buyer objects to and rejects such other terms, but this order will not operate as a rejection of Seller's offer unless it contains variances in the terms of the description, quantity, price or delivery schedule of the Goods.

         (c) Seller and Buyer agree that, notwithstanding the prior or subsequent use by Seller of any order form, invoice or other document containing printed terms or conditions, they are contracting solely on the basis of this order, which contains the entire understanding of the parties and is intended as a final expression of their agreement and a complete statement of the terms thereof, and may not be amended, modified or otherwise supplemented unless such amendments, modifications or supplements are in writing and signed by Buyer's authorized representative. A provision contained in any order form, invoice or other document used by Seller (whether prior or subsequent to the date hereof) which is inconsistent with this subparagraph will have no force or effect and will not be binding on the Buyer unless such provision is contained in an order form, invoice or other document dated subsequent to the date hereof and is specifically initialled by Buyer's authorized representative.

                                Draft of 5/29/90



2. Delivery: (a) Time is of the essence in this order. Seller will make deliveries in the quantities and at the times specified herein or in releases issued hereunder. If Seller's deliveries fail to meet Buyer's delivery schedule, Buyer, in addition to its other rights, may direct expedited routing and charge Seller for any excess costs incurred as a result.

         (b) Buyer will not be liable for Seller's commitments or production arrangements in excess of the amount or in advance of the time required under Buyer's delivery schedule. If Seller delivers Goods in advance of Buyer's delivery schedule, Buyer may either (i) return such Goods at Seller's expense for proper delivery; or (ii) withhold payment for such Goods until the scheduled delivery date and place such Goods in storage for Seller's account until the scheduled delivery date. While the Goods are being returned in accordance with (i) of the preceding sentence or being retained in accordance with (ii) of such sentence, the Goods will be at Seller's risk.

3. Quality: Seller will maintain an inspection and quality system acceptable to Buyer and in conformity with any drawings, specifications and data which are part of this order and with any quality program of Buyer described in materials referenced on the face of this order and incorporated herein by such reference. Seller will maintain adequate authenticated inspection and test reports, affidavits, and certifications relating to the work performed under this order, retain such records for a period of ten (10) years after completion of this order or as otherwise specified by Buyer, and make such records available to Buyer upon request. Seller acknowledges that Buyer may reduce its incoming inspection procedures in reliance upon Seller's maintenance of a quality system as required hereunder.

4. Inspection and Acceptance of Goods: (a) Buyer may inspect all Goods ordered hereunder at all times and places, including during the period of manufacture. Such inspection may at Buyer's option include confirmation of Seller's compliance with required quality control procedures. Seller will permit Buyer and/or its designees access to Seller's facilities at all reasonable times and will provide all tools, facilities and assistance reasonably necessary for such inspection and/or confirmation at no additional cost to Buyer. All Goods are subject to final inspection and acceptance anytime after delivery to Buyer.

         (b) Notwithstanding any acts of Buyer which may be deemed under applicable law to constitute acceptance of the Goods, payment for delivered Goods will not constitute acceptance thereof. Buyer many reject any Goods which do not meet the specifications set forth in this order. Buyer may return any such Goods to Seller for reimbursement, credit, replacement or correction as Buyer may direct, or Buyer may correct and/or replace such Goods at Seller's cost. Any Goods rejected by Buyer will be at Seller's risk and expense and Seller will not thereafter tender such Goods for acceptance unless the former rejection

                                Draft of 5/29/90



         or requirement of correction is disclosed. Seller will reimburse Buyer for any packaging, handling and transportation costs Buyer incurs with respect to rejected Goods.

         (c) Buyer may revoke its acceptance of Goods at any time, whether or not a substantial modification to the Goods has been made, if a defect in the Goods which could not have been discovered during Buyer's normal inspection procedures or which is not normally discoverable until the Goods are used substantially impairs the value of the Goods to Buyer.

         (d) Neither Buyer's exercise of nor its failure to exercise, any rights provided hereunder will relieve the Seller from responsibility for such Goods as are not in accordance with the order requirements or impose liability on Buyer therefor.

5. Product Warranties: (a) Seller warrants that the Goods (i) will be fit and sufficient for the purpose intended (if Seller knows or has reason to know the particular purpose for which Buyer intends to use the Goods); (ii) will be of merchantable quality and free from all defects, including defects in material and workmanship, and, if not of Buyer's detailed written design, defects in design; and (iii) will conform with all representations, descriptions, samples, drawings, plans, specifications, designs and other data supplied by Seller or listed on the front side of this order. The foregoing warranties are in addition to those available to Buyer by law.

         (b) All warranties hereunder will survive Buyer's acceptance, use and/or payment and will run to Buyer and its customers.

         (c) Buyer's review or approval of any samples, drawings, specifications or other data developed by Seller in connection with this order will not limit Seller's responsibility under the warranties contained herein or alter the cost, rate of output or delivery requirements of this order.

         (d) Buyer's specifications and requirements take precedence over industry standards. Seller will advise Buyer in writing if Buyer's specifications or requirements are not as extensive as industry standards.

6. Product Indemnification: Seller will indemnify, defend and hold harmless Buyer, its officers, employees, agents, successors, assigns, customers, and users of its products from and against any and all losses, expenses, damages, claims, suits and liabilities (including recall, repair and replacement expenses and other incidental and consequential damages; court costs and attorneys' fees) arising as a result of actual or alleged breach of any warranties or other terms contained herein or arising under any strict tort or negligence

                                Draft of 5/29/90



         claims premised on either an actual or alleged defect in the Goods. At Buyer's request, Seller will assume promptly full responsibility for the defense of any action described in this paragraph which may be brought or threatened by a third party against Seller and/or Buyer.

7. Infringement Indemnification: Seller will indemnify and hold harmless Buyer, its officers, employees, agents, successors, assigns, customers and users of its products from and against any and all losses, expenses, damages, claims, suits and liabilities (including incidental and consequential damages, court costs and attorneys' fees) arising as a result of any claim that the manufacture, use, sale or resale of any Goods infringes any patent, utility model, industrial design, copyright, or other intellectual property right in any country. Seller will, when requested by Buyer, defend any action or claim of such infringement at its own expense. Seller's obligations under the preceding two sentences will apply even though Buyer furnishes all or any portion of the design of or specifies all or any portion of the processing for the Goods. If the sale and/or use of the Goods is enjoined or, in Buyer's sole judgment, is likely to be enjoined, Seller will, at Buyer's election and Seller's sole expense, either procure for Buyer the right to continue using such Goods, or replace same with equivalent noninfringing goods, or modify such Goods so they become noninfringing, or remove same and refund the purchase price, including transportation, installation, removal and other charges incidental thereto.

8. Changes: Buyer may at any time by a written order but without notice to sureties change drawings, designs, specifications, materials, packing, time and place of delivery or method of transportation. If any such change increases or decreases the cost or time required for Seller's performance hereunder, an equitable adjustment will be made and this order will be modified in writing accordingly. Any claim by Seller for any adjustment hereunder must be made within ten (10) days of the date Seller is first notified of the change. If Seller's claim includes any cost for property made obsolete as a result of the change, Buyer may prescribe the manner in which such property will be disposed. Pending the resolution of any dispute regarding any such adjustment, Seller will diligently pursue the order as changed. No change to design, material, process, procedures or practice is to be made by Seller without written authorization by Buyer.

9. Force Majeure: If, due to forces beyond its control, Buyer determines to alter Buyer's delivery schedule to delay delivery, the provisions of this paragraph (rather than the preceding paragraph) will control. Seller will hold any such delayed Goods at the direction of Buyer and will deliver them when the cause affecting the delay has been removed. Buyer will be responsible only for Seller's direct additional costs (excluding interest on the purchase price) incurred in holding the Goods or delaying performance at Buyer's request. Either party will be excused from performance which has been made impracticable by the

                                Draft of 5/29/90



         occurrence of a contingency the nonoccurrence of which was a basic assumption on which the order was offered and accepted, or by good faith compliance with any law, even if later found invalid.

10. Termination for Convenience: Buyer may terminate this order or any part of it for its convenience by written notice to Seller. Upon receipt of notice of termination, Seller will immediately stop all work hereunder and cause any of its suppliers or subcontractors to cease such work. Buyer will pay Seller for all goods which are (i) ready for shipment in accordance with this order's delivery schedule prior to Seller's receipt of the termination notice, (ii) conform to all requirements of this order, and (iii) are free and clear of all encumbrances. Buyer will not pay for any work done after Seller's receipt of notice of termination, nor for any costs incurred by Seller's suppliers or subcontractors which Seller could reasonably have avoided.

11. Termination for Cause: Buyer may terminate this order or any part hereof for cause in the event of a Default by Seller. "Default" means
         (i) Seller's failure to comply with any of the terms and conditions of this order; (ii) Seller's failure to give Buyer, upon request, reasonable assurances of Seller's future performance; (iii) insolvency, bankruptcy, liquidation or dissolution of Seller; or (iv) any other event which causes reasonable doubt as to Seller's ability to render due performance hereunder. If, after termination for Default, it is determined that Seller was not in Default, the rights and obligations of the parties will be the same as if the termination was for Buyer's convenience.

12. Default--Cancellation: In the event of Default, Buyer may, upon written notice to Seller but without further liability to Seller, (i) waive all or any part of the Default; (ii) agree in writing to any change in or modification of this order as Buyer may in its judgment deem advisable;
         (iii) cancel this order in whole or in part; (iv) purchase goods in substitution for those to be supplied by Seller hereunder and charge Seller for any excess cost resulting therefrom; and/or (v) exercise any other rights or remedies Buyer may have under applicable law. Seller's liability for Default will include Buyer's incidental and consequential damages.

13. Proprietary Information--Confidentiality--Advertising: (a) Seller will consider all information furnished by Buyer hereunder (including drawings, specifications, or other documents prepared by Seller for Buyer in connection with this order) to be confidential and will not disclose any such information to any other person, or use such information itself for any purpose other than performing this order, unless Seller obtains Buyer's prior written permission. Seller will not advertise or publish the fact that Buyer has contracted to purchase Goods from Seller, or disclose any information relating to the order without Buyer's written permission.

                                Draft of 5/29/90



         (b) Unless otherwise agreed in writing, no information disclosed in any manner or at any time by Seller to Buyer will be deemed secret or confidential, and Seller will have no rights against Buyer with respect thereto except such rights as may exist under patent laws.

14. License to Repair; Use of Copyrighted Materials: Seller hereby grants to Buyer a nonexclusive, royalty-free, irrevocable, worldwide license to repair, rebuild, reconstruct and relocate the Goods. Seller also grants to Buyer a nonexclusive, paid-up, irrevocable, worldwide license to use all copyrighted materials of Seller which are furnished to Buyer during the course of Seller's performance hereunder and which relate to any Goods. Without limiting the generality of the foregoing, Buyer's use of such copyrighted materials pursuant to such license may include reproduction, distribution to customers and others and public display.

15. Indemnity/Insurance: To the extent Seller's agents, employees or subcontractors enter upon premises occupied by or under the control of Buyer or any of its customers or suppliers in the course of the performance of this order, Seller will take reasonable steps to prevent any injury to persons or property arising out of acts or omissions of such agents, employees, or subcontractors. Except to the extent that any such injury or damage is due solely and directly to Buyer's negligence, Seller will indemnify, defend and hold Buyer, its officers, employees and agents, harmless from and against any and all losses, expenses, damages, claims, suits, or any liability whatsoever
         (including  incidental  and  consequential  damages,  court  costs  and attorneys' fees) arising out of any act or omission of Seller, its agents, employees or subcontractors. Seller will maintain and require its subcontractors to maintain (i) public liability and property damage insurance, including contractual liability (both general and vehicle) in amounts sufficient to cover obligations set forth above, and (ii) workers' compensation and employer's liability insurance covering all employees engaged in the performance of this order for claims arising under any applicable workers' compensation, occupation disease or health and safety laws and/or regulations. Seller will furnish certificates evidencing such insurance which will expressly provide that no expiration, termination or modification will take place without thirty (30) days' written notice to Buyer. Any property of Buyer used by Seller in the performance of this order will be deemed to have been under the sole custody and control of Seller during the period of such use by Seller.

16. Buyer's Property: (a) Buyer will retain title to any property Buyer furnishes to Seller. Seller will not alter or use such property for any purpose other than that specified by Buyer or for any other person without the prior written consent of Buyer. Seller will keep adequate records of such property, which records will be made available to Buyer upon

                                Draft of 5/29/90



         request, and will store, protect, preserve, repair and maintain such property in accordance with sound industrial practice, all at Seller's expense.

         (b) If Buyer's property becomes lost or damaged while in Seller's possession, Seller will indemnify Buyer or replace such property at Seller's expense, in accordance with Buyer's request. At the completion, cancellation or termination of this order for which Buyer's property was required, Seller will request disposition instructions for all such property, or the remainder thereof, whether in its original form or in semiprocessed form. Seller will make such property available to Buyer at Buyer's request, in the manner directed by Buyer, including preparation, packaging and shipping as directed. Expenses for preparation for shipment will be for Seller's account and shipment will be made F.O.B.
         Seller's plant.

17. Tooling: Unless otherwise specified in this order, all tooling and/or all other articles required for the performance hereof will be furnished by Seller, who will maintain such articles in good condition and replace them when necessary at Seller's expense whether furnished by Buyer or Seller. Seller will not use any such article furnished by Buyer except for performance by Seller hereunder.

18. Compliance with Laws: In the performance of this order, Seller will fully comply with all applicable law and will hold Buyer harmless from any liability resulting from Seller's failure to so comply.

19. Taxes: Seller's prices will be exclusive of any federal, state or local sales, use or excise taxes levied upon, or measured by, the sale, the sales price, or use of the Goods. Seller will list separately on its invoice any such tax lawfully applicable to the Goods and payable by Buyer with respect to which Buyer does not furnish to Seller lawful evidence of exemption.

20. Setoff: All claims for money due or to become due from Buyer will be subject to deduction or setoff by Buyer for any counterclaim arising from this or any other transaction with Seller.

21. Notice of Delay: Seller will immediately give Buyer a detailed written notice of any event (including an actual or potential labor dispute) of which Seller becomes aware and which may delay Seller's timely performance of this order.

22. Payments: Buyer will pay the prices stipulated on this order for Goods delivered and accepted, less deductions, if any, as herein provided, but only upon submission by Seller of an invoice. The prices for Goods will not be subject to any variation without the prior

                                Draft of 5/29/90


         written consent of Buyer. Unless otherwise specified, Buyer will pay for partial deliveries accepted by the Buyer.

23. Remedies: The rights and remedies provided Buyer herein will be cumulative and in addition to any other remedies provided by law or equity. Buyer's waiver of a breach of any provision hereof will not constitute a waiver of any other breach.

24. Severability: Any provision of this order which is finally determined to be unlawful will be deemed severed from this order and every other lawful provision of this order will remain in full force and effect.

25. Assignments and Subcontracting: No part of this order may be assigned or subcontracted without the prior written approval of Buyer.

26. Government Contracts: (a) The provisions of the following sections of the Federal Acquisition Regulations (48 C.F.R. Part 52) are incorporated herein by this reference: (i) 52.222-26, Equal Opportunity (APR 1984); (ii) 52.222-35, Affirmative Action for Special Disabled and Vietnam Era Veterans (APR 1984); and (iii) 52.222-36, Affirmative Action for Handicapped Workers (APR 1984).

         (b) If the face of this order specifies that this order is issued under government contract, (i) the terms and conditions on form GC-1 (Rev. 10/86) are herein incorporated by this reference and will govern over any inconsistent terms herein; (ii) all references to Buyer herein will include reference to the United States Government.

27. Fair Labor Standards: Seller warrants that the Goods will be made in compliance with the Fair Labor Standards Act of 1938, as amended.

28. Governing Law: This order will be governed by the laws of the state shown in Buyer's address on the face of this order.

5/29/90